EXHIBIT 99


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                [PEOPLES-SIDNEY FINANCIAL CORPORATION Letterhead]





For Release, Monday, December 27, 1999

Contact: Douglas Stewart, President




            PEOPLES-SIDNEY FINANCIAL ANNOUNCES THIRD STOCK REPURCHASE
                                     PROGRAM



Sidney, Ohio, December 27, 1999

NASDAQ: PSFC

Douglas Stewart, President of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, announced today its intention to commence the repurchase of 5% of its outstanding shares in the open market over the next six months. The repurchase program is expected to commence prior to December 31, 1999. These shares will be purchased at prevailing market prices from time to time over a six month period depending on market conditions. The repurchase program has been approved by the Office of Thrift Supervision.

Peoples  Federal  serves  Shelby  County  with  offices  located at 101 E. Court
Street, Sidney, 403 S. Pike Street, Anna; and, 115 E. Pike Street, Jackson Center. The corporation had assets of $123 million and $17 million in shareholder equity at September 30, 1999.